Exhibit 10.4

COLLATERAL TRUST AGREEMENT

dated as of October 1, 2006

by and between

MICROGY HOLDINGS, LLC

and the

SUBSIDIARY GUARANTORS

named herein,

as Grantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Collateral Trustee

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TABLE OF CONTENTS

(continued)

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COLLATERAL TRUST AGREEMENT

COLLATERAL TRUST AGREEMENT (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, this “Agreement”) is dated as of October 1, 2006, and is entered into by and between MICROGY HOLDINGS, LLC, a Delaware limited liability company (together with its successors and assigns, the “Company”), the subsidiaries of the Company signatory hereto (the “Subsidiary Guarantors”) (the Company and the Subsidiary Guarantors each a “Grantor” and together the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, having power and authority to accept and execute trusts, and having a corporate trust office in Philadelphia, Pennsylvania, acting, except to the extent expressly stated in this Agreement, not in its individual capacity but solely as collateral trustee under this Agreement for the Secured Parties. Certain capitalized terms used in this Agreement are defined in Article I below.

RECITALS

(1) The Company and the Gulf Coast Industrial Development Authority (“GCIDA”) are party to the Loan Agreement relating to $60,000,000 Gulf Coast Industrial Development Authority Environmental Facilities Revenue Bonds (Microgy Holdings, LLC Project) Series 2006 (the “Series 2006 Bonds”). GCIDA has issued the Series 2006 Bonds pursuant to the Indenture defined below.

(2) The GCIDA has loaned the proceeds of the Bonds to the Company under a Loan Agreement dated as of October 1, 2006 between the Issuer and the Company.

(3) The proceeds of the Series 2006 Bonds have been made available by the Company to the subsidiaries of the Company identified on the signature page of this Agreement (each, a “Subsidiary Guarantor”, and together the “Subsidiary Guarantors”).

(4) The Company and each of the Subsidiary Guarantors has guaranteed the payment of the principal of and interest on the Series 2006 Bonds when due pursuant to a Guarantee Agreement dated as of October 1, 2006 by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee for the Series 2006 Bonds (the “Guarantee Agreement”). The Guarantee Agreement provides that additional obligations may be guaranteed thereunder, which, together with the Series 2006 Bonds, are referred to as “Guaranteed Obligations”.

(5) To secure the Guarantee Agreement, the Company has delivered to the Collateral Trustee a pledge and assignment of its ownership interests in the Subsidiary Guarantors and each of the Subsidiary Guarantors, has delivered to the Collateral Trustee a mortgage and security agreement on substantially all of its property (each a “Mortgage” and together, the “Mortgages”).

(6) The Mortgages, the properties described in the Mortgages and the Collateral Account (the “Collateral”) are intended to secure the Company’s and the Subsidiary Guarantors’ obligations under the Guarantee Agreement. The Series 2006 Cash Collateral Fund established under this Agreement is intended to secure only the Series 2006 Bonds.

(7) The Company, the Subsidiary Guarantors and the Collateral Trustee have entered into this Agreement (a) to establish the trust described herein, (b) to confirm and acknowledge that all Liens to be granted on the Collateral pursuant to the Security Documents will be held by the Collateral Trustee for the benefit of itself and in trust for the benefit of the holders of the Guaranteed Obligations, to the extent and in the manner set forth herein, and (c) to set forth terms pursuant to which the Collateral Trustee has accepted and assumed certain specified obligations to administer, hold, receive, maintain, enforce, release, amend and distribute its rights, powers, privileges and remedies in respect of the Collateral and the proceeds thereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Defined Terms. The following terms shall have the following meanings as used herein:

“Act of Guaranteed Debtholders” means, as to any matter, a direction in writing delivered to the Collateral Trustee by or with the written consent of the Required Guaranteed Debtholders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning specified in the initial paragraph of this agreement.

“Approved Bank” has the meaning specified in the definition of “Cash Equivalents” contained herein.

“Authorized Officer” means the President, the Chief Executive Officer, the Chief Financial Officer, the Controller, any Vice President, the Secretary, Treasurer or the Assistant Treasurer of a Person or any other officer designated as an “Authorized Officer” by the Board of Directors (or equivalent governing body) of such Person.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing, any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) deposit accounts with any bank that has a long-term debt rating at the time of investment of A+ or better by S&P and A1 or better by Moody’s (an “Approved Bank”);

(4) time deposits, certificates of deposit, acceptances or prime commercial paper issued by an Approved Bank at the time acquired or issued (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition;

(5) repurchase obligations for underlying securities of the types described in clause (2) entered into with an Approved Bank at the time acquired, issued or entered into (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition and secured by securities of the type described in clause (2), the market value of which (including accrued interest) is not less than the amount of the applicable repurchase agreement;

(6) commercial paper with a rating, at the time of investment, of A-1 by S&P and P-1 by Moody’s and, in each case, maturing within one year after the date of acquisition; and

(7) money market funds which invest primarily in Cash Equivalents of the kinds described in clauses (1) through (6) of this definition, including without limitation, one or more money market mutual fund portfolios of the Well Fargo Funds or any other mutual fund for which the Collateral Trustee or any of its affiliates serve as an investment manager, administrator, servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the

Collateral Trustee or any affiliate of the Collateral Trustee receives fees from such funds for services rendered, (ii) the Collateral Trustee charges and collects fees for services rendered pursuant to the Indenture and this Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to the Indenture may at times duplicate those provided to such funds by the Collateral Trustee or its affiliates.

“Collateral” means the assets of the Company and the Subsidiary Guarantors which a Lien has been granted to or assigned to the Collateral Trustee and all amounts in the Collateral Account.

“Collateral Account” has the meaning specified in Section 3.01 hereof.

“Collateral Trustee” means Wells Fargo Bank, National Association, or one of its affiliates, in its capacity as collateral trustee under this Agreement, together with its successors and assigns in such capacity.

“Collateral Trustee’s Fees” means the fees and other amounts payable pursuant to Sections 6.03, 6.04 and 6.05 and amounts claimed and unpaid pursuant to Section 6.06, to the Collateral Trustee and the other parties specified therein.

“Collateral Trust Estate” means all of the right, title and interest of the Collateral Trustee, whether now owned or hereafter acquired, in and to the Collateral and the Security Documents.

“Company” has the meaning specified in the initial paragraph of this Agreement.

“Default” means any event that is an Event of Default under the Guarantee Agreement.

“Default Period” means a period that commences on the date a Notice of Default is delivered to the Collateral Trustee and continues until the date (if ever) on which all Notices of Default are withdrawn or deemed withdrawn hereunder.

“Distribution Date” means any date on which the Collateral Trustee shall distribute moneys from the Collateral Account pursuant to Section 5.01.

“Environmental Approvals” means any governmental action pursuant to or required under any Environmental Law.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations,

judgments or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Company or any of its Subsidiary Guarantors or any Facility.

“Equally and Ratably” means, after allowing for the payment priorities in the Order of Application, that such Liens or proceeds shall be allocated and distributed to the Trustee for account of the holders of the Bonds and to the Secured Debt Representative for any other Guaranteed Obligations for account of the Holders of such Guaranteed Obligations, ratably in proportion to the principal, interest and premium (if any) outstanding, when the allocation or distribution is made, on the Bonds and all other Guaranteed Obligations (allocated proportionately to the Secured Debt Representatives for other Guaranteed Obligations if there is more than one), respectively.

For this purpose, all amounts apportioned and distributed to the Trustee or the Secured Debt Representative for any other Guaranteed Obligations may be allocated, apportioned and distributed by it in accordance with the applicable provisions of the indentures, guarantee agreements or other agreement governing such Bonds and other Guaranteed Obligations, including to give effect to any payment priorities provided for therein as among the Holders.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Subsidiary Guarantors or any of their respective predecessors or Affiliates.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Grantor” and “Grantors” have the meaning specified in the initial paragraph of this Agreement.

“Guarantee Agreement” is defined in the fourth recital of this Agreement.

“Guarantees” means the guarantees of Guaranteed Obligations as provided in the Guarantee Agreement.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses or trade payables), whether or not contingent (without duplication): (1) in respect of borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof; (3) in respect of banker’s acceptances; (4) representing capital lease obligations or net rental payments under sale and leaseback transactions; (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or (6) representing any swaps, collars or other agreements to manage interest rate or currency fluctuation risks or fluctuations in the prices of commodities which are inputs to or products of the Facilities, if and to the extent any of the preceding items (other than letters of credit, net rental payments under sale and leaseback transactions and agreements to manage interest rate or currency fluctuation risks or fluctuations in the prices of commodities which are inputs to or products of the Facilities) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with generally accepted accounting principles. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means the Trust Indenture dated as of October 1, 2006 from GCIDA to the Existing Bond Trustee relating to the Series 2006 Bonds, as the same may from time to time be amended or supplemented.

“Legal Holiday” means a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the City of New York, New York, Philadelphia, Pennsylvania or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including, without limitation, any conditional sale or other title retention agreement and any lease that constitutes a security interest.

“Loan Agreement” means the Loan Agreement dated as of October 1, 2006 between the Company and GCIDA relating to the Series 2006 Bonds, as the same may from time to time be amended or supplemented.

“Moody’s” means Moody’s Investor’s Service, Inc.

“Mortgage” means a mortgage, assignment of leases and rents, security agreement and financing statement, or equivalent instruments, that is to be entered by and between a Subsidiary Guarantor and the Collateral Trustee with respect to the assets of the Subsidiary Guarantor.

“Notice of Default” means a written notice given to the Collateral Trustee by the Required Guaranteed Debtholders or any Secured Debt Representative, stating that a Default has occurred and is continuing.

“Notice of Guaranteed Debt” has the meaning specified in Section 2.05 to this Agreement.

“Notice of Release” has the meaning specified in Section 8.01 hereof.

“Obligations” means any principal, interest, premium, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing the applicable Indebtedness.

“Order of Application” means the order of a distribution of proceeds by the Collateral Trustee pursuant to Section 5.01.

“Permitted Encumbrances” and “Permitted Liens” means each Lien permitted by a particular Mortgage.

“Permitted Investments” means any one or more of the following obligations or securities on which neither the Company nor any of its Affiliates is the obligor: (i) Governmental Obligations; (ii) debt obligations which are (a) issued by any state or political subdivision thereof or any agency or instrumentality of such state or political subdivision, and (b) at the time of purchase, rated “AAA” by S&P and rated “Aaa” by Moody’s; (iii) any bond, debenture, note, participation certificate or other similar obligation which is either (a) issued or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the federal Farm Credit Bank or the Student Loan Marketing Association, or (b) backed by the full faith and credit of the United States of America; (iv) U.S. denominated deposit account, certificates of deposit and banker’s acceptances with domestic commercial banks which have a rating on their short-term certificates of deposit on the date of purchase of “A-1” by S&P or “P-1” by Moody’s, without regard to gradation, and which matures not more than 360 days after the date of purchase; (v) commercial paper which is rated at the time of purchase within the classification or higher, “A-1” by S&P or “P-1” by Moody’s, without regard to gradation, and which matures not more than 270 days after the date of purchase; (vi) investment agreements with banks that at the time such agreement is executed are rated by S&P or Moody’s in one of the two highest rating categories assigned by S&P or Moody’s (without regard to any refinement or gradation of rating category by numerical modifier or otherwise) or investment agreements with non-bank financial institutions which, (1) all of the unsecured, direct long-term debt of either the non-banking financial institution or the related guarantor of such non-bank financial institution is rated by S&P or Moody’s at the time such agreement is executed in one of the two highest rating categories (without regard to any refinement or gradation of rating category by numerical modifier or otherwise) for obligations of that nature; or (2) if such non-bank financial institutions have no outstanding long-term debt that is rated, all of the short-term debt of either the non-banking financial institution or the related guarantor of such non-bank financial institution is rated by S&P or Moody’s in the highest rating category (without regard to any refinement or gradation of the rating category by numerical modifier or otherwise) assigned to short term indebtedness by S&P or Moody’s, provided that if at any time after purchase the provider of the investment agreement drops below the two highest rating categories assigned by S&P or Moody’s, the investment agreement must, within 30 days, either (1) be assigned to a provider rated in one of the two highest rating categories or (2) be secured by the provider with collateral securities the fair market value of which, in relation to the amount of the investment agreement including principal and interest, is equal to at least 102%; investment agreements with banks or non-bank financial institutions shall not be permitted if no rating is available with respect to debt of the investment agreement provider or the related guarantor of such provider; (vii) repurchase agreements with respect to and secured by Government Obligations or by obligations described in clause (ii) and (iii) above, which agreements may be entered into with a bank (including without limitation the Collateral Trustee), a trust company, financial services firm or a broker dealer which is a member of the Securities Investors Protection Corporation, provided that (a) the Collateral Trustee or a custodial agent of the Collateral has possession of the collateral and that the collateral is, to the knowledge of the Collateral Trustee, free and clear of third-party claims, (b) a master repurchase agreement or specific written repurchase agreement governs the transaction, (c) the collateral securities are valued no less frequently than monthly, and (d) the fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 103%, and (e) such obligations must be held in the custody of the Collateral Trustee or the Collateral Trustee’s agent; and (ix) shares of a fixed income mutual fund, Exchange Traded Fund or other collective investment fund registered under the federal Investment Company Act of 1940 whose shares are registered under the Securities Act of 1933, and whose investments consist solely of Investments described in paragraphs (i) through (viii) above, including money market mutual funds from which the Collateral Trustee or its affiliates derive a fee for investment advisory or other services to the fund.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Event” means the public announcement of securities rating at the Bonds of at least Baa3 by Moody’s or BBB- by S&P.

“Related Parties” means, with respect to any Person, such Person’s affiliates and the respective directors, officers, employees, representatives, trustees, agents, advisors (including, without limitation, investment advisors) of, attorneys-in-fact of, and any professionals retained by such Person or such Person’s affiliates.

“Required Guaranteed Debtholders” means, at any time, the holders of a majority in aggregate outstanding principal amount of all Guaranteed Obligations then outstanding. For this purpose only, Guaranteed Obligations registered in the name of, or beneficially owned by, the Company or any of its Subsidiaries shall be deemed not to be outstanding.

“Secured Debt Documents” means, collectively, the Indenture and all agreements of a similar nature with respect to any other Guaranteed Obligations.

“Secured Debt Representative” means:

(1) in the case of the Bonds, the Trustee;

(2) in the case of any other Guaranteed Obligations, the trustee, agent or representative of the holders of such Guaranteed Obligations who maintains, or on whose behalf is maintained, the transfer register for or who acts as administrative agent for such Guaranteed Obligations and is appointed as Secured Debt Representative (for purposes related to the administration of the security documents) pursuant to the indenture or agreement governing such Guaranteed Obligations.

“Secured Parties” means the holders from time to time of Guarantees.

“Security Documents” means this Agreement, the Mortgages and other instruments executed and delivered by the Company and the Subsidiary Guarantors creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee to secure the Guaranty, in each case, together with all agreements or certificates executed in connection with such Liens or Collateral, and as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“S&P” means Standard & Poors, a division of The McGraw-Hill Companies, Inc.

“Statement of Amount” has the meaning specified in Section 6.02 hereof.

“Subsidiary” means, with respect to any specified Person:

(8) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(9) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantees” means, collectively, each of the guarantees made by a Subsidiary of the Company in favor of the Collateral Trustee, guaranteeing the payment of the principal of and interest on the Bonds and any other Guaranteed Obligations.

Section 1.02. Certain References. In this Agreement, the words “hereof,” “herein” and “hereunder”, and words of similar import, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. For the purposes hereof unless the context otherwise requires, (a) all references to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement, (b) all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9 of the UCC, (c) any of the terms defined in this Article 1 may be used in the singular or the plural depending on the reference, (d) any pronoun shall include the masculine, feminine and neuter forms, (e) any references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of the same and any successor statutes and/or regulations (as applicable), and (f) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.”

ARTICLE II

COLLATERAL TRUST; CONFIRMATION OF SECURITY INTERESTS;

ADDITIONAL SECURED OBLIGATIONS

Section 2.01. Collateral Trust Estate. Each Grantor hereby pledges and assigns to the Collateral Trustee for its benefit and in trust for the benefit of the applicable holders of the Guaranteed Obligations, Liens on, and security interest in, the Collateral described in the Security Documents in order to secure the Guarantee Agreement in the manner and to the extent set forth herein and in the other Security Documents.

Section 2.02. Security for the Guarantee. The Collateral Trustee hereby accepts the trusts created by this Agreement on the terms and conditions set forth herein and agrees to hold in trust for the benefit of the applicable holders of the Guaranteed Obligations all of the Collateral Trust Estate, when and as granted to it, to secure the payment and performance of the Guarantee in respect of the Guaranteed Obligations in the manner and to the extent set forth in the Security Documents.

Section 2.03. Undertaking of Collateral Trustee. The Collateral Trustee will, as trustee for the benefit exclusively of the present and future holders of the Guaranteed Obligations and in accordance with the terms of this Agreement and the other Security Documents:

(a) receive, accept, enter into, hold, maintain, administer and enforce all Security Documents, as set forth herein and in the Security Documents, at any time delivered to it and all security interests created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to, or in connection with, any or all of the Security Documents;

(b) take all lawful and commercially reasonable actions that it may deem necessary or advisable to protect or preserve its interest in the Collateral and such interests, rights, powers and remedies;

(c) deliver and receive notices pursuant to the Security Documents;

(d) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including, without limitation, as a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) as set forth herein and in the Security Documents, with respect to, any of the Collateral or any of its interests, rights, powers and remedies granted or available to it under, pursuant to, or in connection with, any or all of the Security Documents;

(e) remit to the applicable Secured Debt Representatives, cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral or any of its other interests, rights, powers or remedies granted or available to it under, pursuant to, or in connection with, any or all of the Security Documents in accordance with the Order of Application;

(f) amend the Security Documents as provided in Section 9.01, or as authorized by an Act of Guaranteed Debtholders; and

(g) release any Lien granted to it by any Security Document upon any Collateral if and as required by Article VIII.

Section 2.04. Obligations Absolute. (a) Upon execution and delivery by the Grantors of the Security Documents to the Collateral Trustee, such Security Documents shall be effective and binding on the respective Grantor, and the Security Documents may not be revoked by any Grantor and shall continue to be effective with respect to any Secured Obligations arising or created after any attempted revocation by any Grantor.

(b) The Grantors agree that they will perform their obligations under the Security Documents strictly in accordance with the terms thereof regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Trustee or any holders of the Guarantees. Upon execution and delivery by a Grantor of the Security Documents to Trustee, the liability of such Grantor under the applicable Security Documents shall be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of any Secured Debt Document, any agreement with respect to the Guarantee Agreement or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, the Guaranty Agreement, or any other amendment or waiver of or any consent to any departure from any Secured Debt Document or any other agreement or instrument, (iii) any exchange, release or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and/or settlement, compromise or adjustment under the Guarantee Agreement (other than the indefeasible payment and performance in full in cash of the Guaranteed Obligations), or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Guarantee Agreement or this Agreement (other than the indefeasible payment and performance in full in cash of the Guaranteed Obligations).

(c) Each Grantor waives demand, notice, protest, notice of acceptance of any Secured Debt Document, notice of loans made, debt issued, credit extended, Collateral released, received or delivered or other action taken in reliance hereon and all other demands and notices of any description.

(d) The Security Documents shall continue to be effective or be reinstated, as the case may be, if any payment on any of the Guaranteed Obligations must be refunded for any reason including, without limitation, any bankruptcy proceeding. In the event that the Collateral Trustee must refund any payment received against the Guaranteed Obligations, any prior release related to such payment or with respect to all of the then remaining Collateral from the terms of any Security Document given to a Grantor by the Collateral Trustee shall be without effect, and the Security Documents shall be reinstated in full force and effect.

Section 2.05. Guaranteed Obligations. The Company and the Subsidiary Guarantors hereby designate the Series 2006 Bonds as Guaranteed Obligations. The Company may, from time to time while no Default exists, designate additional Obligations as constituting Guaranteed Obligations under this Agreement and the other Security Documents upon written notice to the Collateral Trustee from an Authorized Officer of the Company (a “Notice of Guaranteed Debt”), which Notice of Guaranteed Debt shall be delivered to the Collateral Trustee and each Secured Debt Representative simultaneously with Grantor’s execution and delivery of the Security Documents to the Trustee and, thereafter, at least three (3) Business Days prior to the date of the proposed addition of any additional Guaranteed Obligations (unless a shorter period of time has been approved in writing by the Collateral Trustee and each Secured Debt Representative) and such Notice of Secured Debt shall:

(a) specify the Obligations that are to become Guaranteed Obligations under this Agreement and the proposed date of such addition, and

(b) certify that (i) the incurrence or existence of such additional Guaranteed Obligations is in compliance with the terms of each of the Secured Debt Documents and Article III of the Guaranty Agreement, and (ii) the Company is not, and after giving effect to such incurrence of, or as a result of the existence of, such additional Guaranteed Obligations, would not be, in default under any of the Secured Debt Documents or the Guarantee Agreement, and

(c) provide the name and address for notices under this Agreement of the Secured Debt Representative for such Guaranteed Obligations.

If a Notice of Secured Debt is received by the Collateral Trustee in accordance with the immediately preceding sentence, then the Guaranteed Obligations specified in such Notice of Guaranteed Obligations, shall become Guaranteed Obligations for purposes hereof upon the date specified in such Notice of Guaranteed Debt. Upon such effective date, the Company will deliver to each Secured Debt Representative a certificate of an Authorized Officer of the Company reflecting such additional Guaranteed Obligations and that such additional Guaranteed Obligations are now entitled to the benefits of this Agreement.

ARTICLE III

COLLATERAL ACCOUNT; DEBT SERVICE CASH ACCOUNTS

Section 3.01. Collateral Account. (a) (i) Until the date that the Collateral Trustee releases its interest in all of the Collateral pursuant to Section 8.03, a collateral account (the “Collateral Account”) shall be maintained by the Collateral Trustee in its name at its offices at its corporate trust department in accordance with the terms of this Agreement. The Collateral Account and all funds, balances and other monies maintained therein shall at all times constitute part of the Collateral and the Collateral Trust Estate. All moneys that are received by the Collateral Trustee, upon the occurrence and during the continuance of a Default, during a Default Period, or upon liquidation or otherwise in respect of the Collateral shall be deposited in the Collateral Account and, thereafter, shall be held and applied by the Collateral Trustee in accordance with the terms of this Agreement.

(ii) Following the occurance of a Rating Event, the Collateral Trustee shall, upon the written request of the Company with a copy to the Bondholders, pay all funds, balances and other monies maintained in the Series 2006 Cash Collateral Fund to the Company. The Collateral Trustee shall, subject to the provisions of Article IV and Article VIII, from time to time invest amounts on deposit in the Collateral Account in Cash Equivalents at the written direction of the Company; provided that during a Default Period, such investments shall be made instead by the Collateral Trustee, in the Wells Fargo Government Fund Service Class or otherwise in its discretion or pursuant to an Act of Guaranteed Debtholders if one related to such investments is provided to the Collateral Trustee (with a courtesy copy to the Company). All investments in Cash Equivalents held in the Collateral Account, all interest and income received thereon and therefrom, and the net proceeds realized on the maturity or sale thereof shall be held in the Collateral Account as part of the Collateral Trust Estate pursuant to the terms hereof.

(b) The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or regulatory authority, as are in effect from time to time.

Section 3.02. Series 2006 Bond Cash Collateral Fund. (a) Until the earlier of the date that the Collateral Trustee releases its interest in all of the Collateral pursuant to Section 8.03 or the date on which a Rating Event occurs, a cash collateral account (the “Series 2006 Cash Collateral Fund”) shall be maintained by the Collateral Trustee in its name at its offices at its corporate trust department in accordance with the terms of this Agreement. The Series 2006 Cash Collateral Fund and all funds, balances and other monies maintained therein shall not constitute part of the Collateral and the Collateral Trust Estate.

(b) The Collateral Trustee shall, subject to the provisions of Article IV and Article VIII, from time to time invest amounts on deposit in the Cash Collateral Fund in Permitted Investments at the written direction of the Company; provided that during a Default Period, such investments shall be made instead in Cash Investments by the Collateral Trustee, in the Wells Fargo Government Fund Service Class or otherwise in its discretion or pursuant to an Act of Guaranteed Debtholders if one related to such investments is provided to the Collateral Trustee (with a courtesy copy to the Company). All investments in the Cash Collateral Fund, all interest and income received thereon and therefrom, and the net proceeds realized on the maturity or sale thereof shall be held in the Cash Collateral Fund.

(c) The Cash Collateral Fund shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or regulatory authority, as are in effect from time to time.

(d) The Company may establish separate cash collateral accounts to be maintained by the Collateral Trustee to secure other Guaranteed Obligations in amounts to be determined by the Company.

Section 3.03 Major Maintenance Fund. (a) The Collateral Trustee shall maintaina trust account known as the “Major Maintenance Fund” to receive deposits make pursuant to Section 3.23 of the Guarantee Agreement. The Major Maintenance Fund shall constitute part of theCollateral Trust Estate.

(b)The Collateral Trustee shall, subject to the provisions of Article IV and Article VIII, from time to time invest amounts on deposit in the Major Maintenance Fund in Permitted Investments at the written direction of the Company; provided that during a Default Period, such investments shall be made instead in Cash Investments by the Collateral Trustee, in the Wells Fargo Government Fund Service Class or otherwise in its discretion or pursuant to an Act of Guaranteed Debtholders if one related to such investments is provided to the Collateral Trustee (with a courtesy copy to the Company). All investments in the Major Maintenance Fund, all interest and income received thereon and therefrom, and the net proceeds realized on the maturity or sale thereof shall be held in the Major Maintenance Fund.

(c)The Cash Collateral Fund shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or regulatory authority, as are in effect from time to time.

ARTICLE IV

AUTHORITY TO ACT; DEFAULTS; REMEDIES

Section 4.01. Authorization. (a) The Collateral Trustee and each agent thereof are expressly authorized and directed to exercise all rights, powers and remedies under the Security Documents in accordance with the instructions set forth in each Act of Guaranteed Debtholders delivered to the Collateral Trustee from time to time in accordance with the terms of this Agreement, but the foregoing shall not authorize the Collateral Trustee to deviate from the terms of the Security Documents. The Grantors and, by accepting the benefits of this Agreement and the other Security Documents, the holders of the Guaranteed Obligations, expressly acknowledge and agree that such instructions set forth in an Act of Guaranteed Debtholders may include the exercise and enforcement of rights, powers and remedies under the Security Documents upon the occurrence and during the continuance of a Default prior to the Collateral Trustee’s receipt of a Notice of Default. If the Collateral Trustee at any time receives a Notice of Default, it shall promptly deliver written notice thereof to the Company and each Secured Debt Representative and shall await direction or instruction, and shall act or decline to act, as directed in an Act of Guaranteed Debtholders in accordance with the Security Documents. The Collateral Trustee shall be entitled to assume conclusively that no Default has occurred and is continuing until it receives a written notice of such.

(b) If the Default, which was the basis for the giving of a Notice of Default, shall be cured or waived in accordance with the terms of the applicable Secured Debt Documents, the Secured Debt Representatives which gave such Notice of Default shall promptly notify the Collateral Trustee in writing of such cure or waiver, and upon receipt of such written notice of a cure or waiver by the Collateral Trustee (i) such Notice of Default shall be deemed withdrawn, and (ii) any direction to the Collateral Trustee to take any action in connection with such Notice of Default shall be deemed immediately rescinded. If, in connection solely with such withdrawn Notice of Default, the Collateral Trustee shall have been directed to take any action, and shall have commenced taking, but shall not have completed, such action, the Collateral Trustee shall promptly terminate such action.

(c) During a Default Period, the Collateral Trustee shall not be required to take any foreclosure action on any Liens on Collateral that is real property unless and until it receives, at the expense of the Company, current updates to all existing Phase I Environmental Site Assessments, if available, or new Phase I Environmental Site Assessments, and such additional studies, reports and due diligence as Collateral Trustee may reasonably request. Further, during a Default Period, prior to taking any foreclosure action under Section 4.01(a), the Collateral Trustee may, as a condition to taking any such foreclosure action, require the receipt of the security or indemnity requested by it pursuant to Section 7.05(d).

Section 4.02. Direction by Act of Guaranteed Debtholders. As to any matters not expressly provided for under this Agreement or the other Security Documents (including, without limitation, matters relating to enforcement and collection of the Guaranteed Obligations), the Collateral Trustee shall not be required to exercise any discretion or to take any action under this Agreement or any of the other Security Documents, or in respect of the Collateral, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) in accordance with the instructions set forth in an Act of Guaranteed Debtholders, provided that neither the foregoing, nor any other provision of this Agreement shall constitute a grant of any rights or Liens by the Grantors that are not set forth in the Security Documents.

Section 4.03. Right to Initiate Judicial Proceedings, Etc. (a) Notwithstanding any other provision of this Agreement, during the continuance of any Default Period that has not been withdrawn, deemed withdrawn or cured pursuant to Section 4.01(b) or (c) above, the Collateral Trustee if directed by an Act of Guaranteed Debtholders (i) shall have the right and power to institute and maintain such suits and proceedings as directed by an Act of Guaranteed Debtholders to protect and enforce the rights vested in the Collateral Trustee by this Agreement and the other Security Documents in accordance with the terms thereof and (ii) may either, after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon all or any portion of the Collateral in accordance with the provisions of the Security Documents and to dispose of, collect or otherwise realize upon, all or any portion of the Collateral under the judgment or decree of a court of competent jurisdiction as directed by an Act of Guaranteed Debtholders.

(b) If a receiver of the Collateral Trust Estate shall be appointed in judicial proceedings, the Collateral Trustee may be appointed, at its discretion, as such receiver. Notwithstanding the appointment of a receiver, the Collateral Trustee shall be entitled to retain possession and control of all cash held by or deposited with it or its agents, sub-agents, or co-trustees in accordance with any provision of this Agreement or any other Security Document.

Section 4.04. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Trustee in any of the other Security Documents is intended to be a limitation or exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred in any of the other Security Documents or now or hereafter existing at law, in equity or by statute.

(b) No delay or omission of the Collateral Trustee to exercise any right, remedy or power accruing upon any Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Default or any acquiescence therein; and subject to receipt of authorization and direction in an Act of Guaranteed Debtholders, every right, power and remedy given by any Security Document to the Collateral Trustee may be exercised by the Collateral Trustee from time to time and as often as may be deemed expedient.

(c) In case the Collateral Trustee, at the direction of an Act of Guaranteed Debtholders, shall have proceeded to enforce any right, remedy or power under any Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Trustee, then and in every such case the Grantors, the Collateral Trustee, the Secured Debt Representatives and the holders of Guaranteed Obligations shall, subject to any determination in such proceeding, severally be restored to their former positions and rights hereunder and under such other Security Documents with respect to the Collateral Trust Estate (including, without limitation, the Collateral Account); and thereafter all rights, remedies and powers of such Collateral Trustee shall continue as though no such proceeding had been taken.

(d) The Grantors expressly agree that all rights of action and rights to assert claims upon or under this Agreement and the other Security Documents may be enforced by the Collateral Trustee, at the direction of an Act of Guaranteed Debtholders, without the possession of any debt instrument or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Trustee shall be brought in its name as Collateral Trustee and any recovery of judgment shall be held as part of the Collateral Trust Estate; provided, that nothing in this Section 4.04(d) shall constitute a waiver of any right that the Grantors may have or may hereafter acquire to challenge the amounts outstanding under the Secured Debt Documents or the basis for the direction pursuant to an Act of Guaranteed Debtholders.

Section 4.05. Waiver of Certain Rights. The Grantor, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent Affiliates, creditors, vendees, assignees and lienors, expressly waives and releases, to the fullest extent permitted by law, any, every and all rights to demand or to have any marshalling of the Collateral Trust Estate upon any enforcement of any Security Document, including, without limitation, upon any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings or upon any foreclosure or any enforcement of any Security Document, and consents and agrees that all the Collateral Trust Estate may be offered and sold as an entirety or in parcels.

Section 4.06. Limitation on Collateral Trustee’s Duties in Respect of Collateral. Beyond the duties set forth in this Agreement, the Collateral Trustee shall not have any duty to the Grantors, any of the Secured Debt Representatives or any other holder of Guaranteed Obligations as to any Collateral in the Collateral Trustee’s possession or control or in the possession or control of any agent or nominee of the Collateral Trustee or as to any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Collateral Trustee shall be liable for its failure to exercise ordinary care in the handling of moneys and securities and other property actually received by it.

Section 4.07. Limitation by Law. All rights, remedies and powers provided by this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable in whole or in part.

Section 4.08. Absolute Rights of Secured Parties and Representatives. Notwithstanding any other provision of this Agreement or any of the other Security Documents to the contrary, each of the Secured Debt Representatives and each of the other holders of Guaranteed Obligations has an absolute and unconditional right to receive payment in cash of all of the Guaranteed Obligations owing to it when the same becomes due and payable and at the time and place and otherwise in the manner set forth in the applicable Secured Debt Document, subject to the provisions of the applicable Secured Debt Document, and the right of each such Secured Debt Representative and each such other holder of Guaranteed Obligations to institute proceedings for the enforcement of such payment on or after the date such payment becomes due and to assert its position as a secured creditor in a proceeding under the Bankruptcy Law in which the Grantor is a debtor, and the obligation of the Grantor to pay all of the Guaranteed Obligations at the time and place expressed in the applicable Secured Debt Document, shall not be impaired or affected by this Agreement or the other Security Documents. In addition, the right of any Secured Debt Representative, on behalf of itself or on behalf of any such holders of Guaranteed Obligations or the right of holders of Guaranteed Obligations, to receive payment or security from sources other than the Collateral shall not be, and is not hereby, impaired or affected in any manner. Without limiting the generality of the foregoing provisions of this Section 4.08, no Secured Debt Representative, on behalf of itself or on behalf of any holders of Guaranteed Obligations, and no other holder of Guaranteed Obligations shall be obligated to share with any other Secured Debt Representative or any other holders of Secured Obligations any proceeds of any collateral, guarantee or right of setoff other than pursuant to, and to the extent expressly required under, this Agreement, the other Security Documents and/or the Secured Debt Documents to which it is a party; nor shall the right of any Secured Debt Representative or any holder of Guaranteed Obligations to receive its share of any amounts maintained in the Collateral Account, if any, or any proceeds of any of the Collateral, or any part thereof, under the terms of this Agreement and the other Security Documents be diminished or affected in any way by its right to receive proceeds of any other collateral or right of setoff, or payment upon a guarantee or from any other source (except to the extent expressly provided for in the Order of Application and the definition of “Equally and Ratably”).

ARTICLE V

APPLICATION OF PROCEEDS

Section 5.01. Application of Proceeds. (a) If, pursuant to the exercise by the Collateral Trustee of any rights and remedies set forth in any Security Document, any Collateral is sold or otherwise realized upon by the Collateral Trustee, the proceeds received by the Collateral Trustee in respect of such Collateral shall be deposited in the Collateral Account, and all such moneys held by the Collateral Trustee in the Collateral Account, shall, to the extent available for distribution, and subject to Sections 5.02 and 5.03 below, be distributed by the

Collateral Trustee on each date upon which a distribution is made in accordance with Section 5.04 hereof (each, a “Distribution Date”) as follows:

FIRST, to the payment of all reasonable legal fees and expenses and other reasonable costs or expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee, agent or sub-agent in connection with any Security Document and reasonable reserves for any of the foregoing anticipated to be incurred (provided that any such reserves not actually applied to the foregoing shall be applied in accordance with this Section 5.01), including the reimbursement to any Secured Debt Representative of any amounts theretofore advanced by such Secured Debt Representative for the payment of such fees, costs and expenses;

SECOND, to the payment (without duplication) of the Collateral Trustee’s Fees which are unpaid, including the reimbursement to any Secured Debt Representative of any amounts theretofore advanced by such Secured Debt Representative for the payment of the Collateral Trustee’s Fees;

THIRD, to the respective Secured Debt Representatives for application to the Guaranteed Obligations Equally and Ratably until all Guaranteed Obligations have been paid in full in cash; and

FOURTH, any surplus remaining after the payment in full in cash of all of the Guaranteed Obligations shall be paid to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(b) It is expressly acknowledged and agreed that the Secured Debt Representatives shall have the right, but not the obligation, to advance funds and make payments as described in clauses FIRST and SECOND of Section 5.01(a) hereof.

Section 5.02. Application of Withheld Amounts. If on any Distribution Date any amounts on deposit to the Collateral Account are distributable to any Secured Debt Representative, and if such Secured Debt Representative shall have given notice to the Collateral Trustee on or prior to such Distribution Date that all or a portion of such proceeds which are otherwise distributable to such Secured Debt Representative shall be held by the Collateral Trustee on behalf of such Secured Debt Representative for the benefit of the holders of Guaranteed Obligations represented by such Secured Debt Representative, then the Collateral Trustee shall hold such amount in a separate cash collateral account of the Collateral Trustee for the benefit of such Secured Debt Representative and such holders of the applicable Guaranteed Obligations, until such time as such Secured Debt Representative shall deliver a written request for the delivery thereof from such account to such Secured Debt Representative. If after the deposit of any proceeds into a separate cash account pursuant to the foregoing sentence, upon notice by the applicable Secured Debt Representative, the Guaranteed Obligations represented by any such Secured Debt Representative shall have been repaid in full in cash on any date, then (a) upon the written request of an Authorized Officer of the Company certifying as to such payment in full in cash, and (b) after delivery of a copy of such request by the Collateral Trustee to such Secured Debt Representative, together with notice that any objection must be made within ten (10) Business Days, if the Collateral Trustee shall not have received a written notice of objection from such Secured Debt Representative within ten (10) Business Days after such Secured Debt Representative’s receipt of such copy, promptly following such ten (10) Business Days (or the earlier receipt by the Collateral Trustee of the written consent of such Secured Debt Representative), any amounts held on account for such Secured Debt Representative pursuant to this Section 5.02 shall be again deposited by the Collateral Trustee in the Collateral Account and thereafter distributed as provided in Section 5.01(a). If the Company shall have failed to deliver to the Collateral Trustee the request provided for in clause (a) of the immediately preceding sentence, the Collateral Trustee shall take instructions from an Act of Guaranteed Debtholders and the Collateral Trustee shall not be required to make any distributions until such instructions are received. The Collateral Trustee shall invest amounts on deposit to any such account in accordance with the provisions of Section 3.01(b) hereof.

Section 5.03. Release of Amounts in Collateral Account. (a) Amounts distributable to a Secured Debt Representative on any Distribution Date shall be paid to such Secured Debt Representative for the benefit of such Secured Debt Representative and the holders of Guaranteed Obligations represented by such Secured Debt Representative by the Collateral Trustee (or deposited to a cash collateral account for the benefit of such Secured Debt Representative and the holders of the Secured Obligations represented by such Secured Debt Representative pursuant to Section 5.02) upon receipt by the Collateral Trustee of a written certificate of such Secured Debt Representative setting forth appropriate payment instructions for such Secured Debt Representative. If no such certificate is delivered by a Secured Debt Representative within ten (10) Business Days, the Collateral Trustee shall deposit amounts otherwise distributable to such Secured Debt Representative to a cash collateral account for the benefit of such Secured Debt Representative and the holders of the Guaranteed Obligations represented by such Secured Debt Representative pursuant to Section 5.02 hereof.

Section 5.04. Distribution Date. During a Default Period, any amounts on deposit in the Collateral Account shall, on the date set forth in an Act of Guaranteed Debtholders (with a copy to the Company), be distributed as provided in this Article V.

ARTICLE VI

AGREEMENTS WITH THE COLLATERAL TRUSTEE

Section 6.01. Delivery of Agreements. The Company shall deliver to the Collateral Trustee (a) a true and complete copy of each principal Secured Debt Document and each Security Document, as in effect on the date hereof, and (b) an opinion of counsel, from counsel reasonably satisfactory to the Collateral Trustee, addressing the enforceability of the Security Documents and the creation and perfection of the Liens created thereby, in form and substance reasonably satisfactory to the Collateral Trustee. The Company will deliver to the Collateral Trustee, promptly upon the execution thereof, a true and complete copy of each principal Secured Debt Document and any and all Security Documents entered into subsequent to the date hereof and a true and complete copy of any and all amendments, modifications or supplements to any of the foregoing.

Section 6.02. Information. Each Secured Debt Representative agrees that it shall deliver to the Collateral Trustee, with a copy to each of the other Secured Debt Representatives, from time to time within five (5) Business Days after the request of the Collateral Trustee, a written statement of the amount of Guaranteed Obligations represented by such Secured Debt Representative (the “Statement of Amount”), setting forth, with respect to each class of Guaranteed Obligations represented by such Secured Debt Representative, (A) the aggregate principal amount of Indebtedness in respect thereof, (B) the accrued and unpaid interest in respect thereof, (C) the accrued and unpaid fees and other amounts (if any) in respect thereof, (D) the aggregate amount of all other unpaid amounts thereunder owing to such Secured Debt Representative, for its own account and on behalf of the holders of Guaranteed Obligations represented by such Secured Debt Representative, and (E) such other information regarding such Secured Debt Representative or the holders of Guaranteed Obligations represented by such Secured Debt Representative, all in such form as the Collateral Trustee may reasonably request.

Section 6.03. Compensation and Expenses. The Company agrees to pay to the Collateral Trustee and any co-trustee, agent, sub-agent or the agents of any of the foregoing appointed hereunder, from time to time upon demand, (a) such compensation for their services hereunder and under the other Security Documents and for administering the Collateral Trust Estate, the Collateral Account and any account or accounts established pursuant to this Agreement or any of the other Security Documents as may be agreed in writing by the Company and (b) all the reasonable fees, costs and expenses incurred by any of them (including, without limitation, the reasonable fees and disbursements of counsel) (i) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement and each other Security Document or the enforcement of any of the provisions hereof or thereof, or (ii) incurred or required to be advanced in connection with the administration of the Collateral Trust Estate, the Collateral Account, any account or accounts established pursuant to this Agreement or any of the other Security Documents, the performance of its obligations under any of the Security Documents, the sale or other disposition of any of the Collateral pursuant to any Security Document, or the preservation, protection or defense of their rights under any Security Document, or in and to the Collateral, the Collateral Account, any account or accounts established pursuant to this Agreement, or any of the other Security Documents or the Collateral Trust Estate. As security for such payment, the Collateral Trustee, on behalf of itself and its co-trustees, agents, sub-agents and the agents of any of the foregoing shall have a Lien upon all Collateral and other property and funds held or collected by the Collateral Trustee as part of the Collateral Trust Estate to secure such Secured Obligations in accordance with the Order of Application. The Company’s obligation under this Section 6.03 shall survive the termination of this Agreement.

Section 6.04. Stamp and Other Similar Taxes. The Company agrees to indemnify and hold harmless the Collateral Trustee and each co-trustee, agent or sub-agent of the Collateral Trustee, from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document, the Collateral Trust Estate, the Collateral Account, any account or accounts established pursuant to this Agreement or any Collateral. The obligations of the Company under this Section 6.04 shall survive the termination of this Agreement.

Section 6.05. Filing Fees, Excise Taxes, Etc. The Company agrees to pay or to reimburse the Collateral Trustee, and each co-trustee, agent or sub-agent of the Collateral Trustee, for any and all amounts in respect of all reasonable search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each other Security Document. The obligations of the Company under this Section 6.05 shall survive the termination of this Agreement.

Section 6.06. Indemnification. The Company agrees to indemnify and hold harmless the Collateral Trustee, each co-trustee, agent or sub-agent of the Collateral Trustee and their respective Related Parties (each of the foregoing, an “Indemnified Party”) (to the full extent permitted by applicable law) from and against any and all claims, demands, losses, judgments, damages, expenses and liabilities (including liabilities for penalties) incurred by or asserted against any of them as a result of, or arising out of, or in any way related to, or by reason of, any violation or breach of any Environmental Law by the Company, any Environmental Claim arising out of the management, use, control, ownership, or operation of the Collateral, or any actual or prospective investigation, claim, litigation or other proceeding (whether based on contract, tort or other theory and regardless of whether or not any Indemnified Party is a party thereto) related to the entering into and/or performance of any Security Document, or any other agreement or instrument contemplated by any of the foregoing or the consummation of any other transaction contemplated in any Security Document, including following any instruction or other direction upon which the Collateral Trustee is authorized to rely pursuant to the terms of this Agreement, including the reasonable fees and disbursements of counsel incurred in connection with any such investigation, claim, litigation or other proceeding (but excluding any such losses, liabilities, claims, demands, judgments, damages or expenses of an Indemnified Party to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Party, as determined by a final and non-appealable order or judgment of a court of competent jurisdiction). If any proceeding, including any governmental investigation, shall be instituted involving any Indemnified Party, in respect of which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof on behalf of such Indemnified Party including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of all reasonable fees and expenses. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Any Indemnified Party shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless (i) the employment of such separate counsel has been specifically authorized by the Company or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or in addition to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Party). At any time after the Company has assumed the defense of any proceeding involving any Indemnified Party in respect of which indemnity has been sought against the Company, such Indemnified Party may elect, by written notice to the Company, to withdraw its request for indemnity and thereafter the defense of such proceeding shall be maintained by counsel of the Indemnified Party’s choosing and at the Indemnified Party’s expense. The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by the Collateral Trustee or any co-trustee, agent or sub-agent for the Collateral Trustee, or by any other Person either against the Collateral Trustee, or any co-trustee, agent or sub-agent for the Collateral Trustee, or in connection with which any officer or employee of any of the foregoing is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of counsel, any reasonable out-of-pocket costs incurred in appearing as a witness or in otherwise complying with legal process served upon them. The obligations of the Company under this Section 6.06 shall survive the termination of this Agreement and the resignation or removal of the Collateral Trustee for any reason. Any amount due under this Section 6.06 shall be payable by the Company promptly after written demand therefor.

Section 6.07. Further Assurances. (a) The Company agrees, from time to time, at its own expense, to execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, and cause the Subsidiary Guarantors to promptly execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further documents, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments, and to take such actions, in each case, as may be reasonably necessary or desirable, or as the Collateral Trustee, any co-trustee, sub-agent or agent, or pursuant to an Act of Guaranteed Debtholders, may reasonably request from time to time in order (i) to carry out more effectively the purposes of this Agreement, (ii) to subject to the Liens and security interests created by any of the Security Documents any of the properties, rights or interests of the Grantors covered or now or hereafter intended to be covered by any of the Security Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens and security interests intended to be created thereby, (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Collateral Trustee, the rights granted or now or hereafter intended to be granted to the Collateral Trustee under any Security Document or under any other instrument executed in connection with any Security Document to which it is or may become a party, and (v) to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder and under each other Security Document with respect to any Collateral; provided, however, that this Section 6.07 shall not be construed to require the Grantor to grant any interest in, increase the amount at any limited Lien on or change the priority to, any Collateral other than pursuant to any other Secured Debt Document. Without limiting the generality of the foregoing, the Grantors will take any action required to be taken by them pursuant to any Security Document.

(b) Without limiting the Company’s obligations under clause (a) above, the Grantors hereby authorize the Collateral Trustee to file continuation statements and to file one or more financing or continuation statements relative to all or any part of the Collateral, and amendments thereto to correct the name and address of a Grantor or the Collateral Trustee or to correct the description of the “Collateral” contained in any of the Security Documents to be consistent with the description of the Collateral contained in such Security Document, in each case without the signature of the Grantor where permitted by law and which shall be filed by the Collateral Trustee upon the receipt of an instruction letter from the Company or an Act of Guaranteed

Debtholders requesting the taking of such action and attaching the form of financing statement. A photocopy or other reproduction of this Agreement, any other Security Document or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Grantor will furnish such information about itself or any of the Collateral as the Collateral Trustee may reasonably request from time to time and agrees that it will not change its jurisdiction of organization without 30 days prior notice to the Collateral Trustee.

Section 6.08. Withdrawal from Series 2006 Cash Collateral Fund. In the event the Collateral Trustee is notified by the Trustee for the Series 2006 Bonds or by the Company that the funds received or to be received from the Company or any Subsidiary Guarantor will be insufficient, without taking into account any amounts available in the Debt Service Reserve Fund maintained under the Indenture, to make the next required payment of debt service on the Series 2006 Bonds in a notice stating the amount of such insufficiency, the Collateral Trustee will promptly withdrawal such amount from the Cash Collateral Fund and transfer it to the Trustee for deposit in the Bond Fund established under the Indenture. In addition, the Company may, after notice to the Trustee and the Bondholders, withdraw funds from the Cash Collateral Fund to cure an event which, absent the application of such funds, would become an Event of Default under the Loan Agreement or the Trust Indenture relating to the Series 2006 Bonds ro the Guarantee Agreement, by presenting to the Collateral Trustee an officer’s certificate of the Company certifying to such effect.

Section 6.09. Withdrawal from Major Maintenance Fund. The Company may withdraw funds at any time from the Major Maintenance Fund to pay costs of capital expenditures (which may include replacement equipment) for any Facilities upon delivery to the Collateral Trustee of a certificate specifying such capital expenditures.

ARTICLE VII

THE COLLATERAL TRUSTEE

Section 7.01. Declaration of Trust. The Collateral Trustee, for itself, its co-trustees, agents, sub-agents and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof, including those contained in this Article VII. Further, the Collateral Trustee, for itself, its co-trustees, agents, sub-agents and its successors, does hereby declare that it will hold all of the estate, right, title and interest in (a) the Collateral Trust Estate and the Collateral Account upon the trust herein set forth for the benefit of the holders of the Guaranteed Obligations as provided herein, and (b) each account as may be established pursuant to Section 5.02 at the request of a Secured Debt Representative upon the trust herein set forth and for the benefit of such Secured Debt Representative on its own behalf and on behalf of the holders of Guaranteed Obligations represented by such Secured Debt Representative as provided herein.

Section 7.02. Exculpatory Provisions. (a) Neither the Collateral Trustee nor any co-trustee, agent or sub-agent shall be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any of the other

Security Documents, all of which are made solely by the Grantors. Neither the Collateral Trustee nor any co-trustee, agent or sub-agent makes any representations as to the value or condition of the Collateral Trust Estate, the Collateral Account or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by this Agreement or any of the other Security Documents or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any other Security Document or any Secured Debt Document, and neither the Collateral Trustee nor any co-trustee, agent or sub-agent shall incur any liability or responsibility in respect of any such matters. Neither the Collateral Trustee nor any co-trustee, agent or sub-agent shall be responsible for insuring the Collateral Trust Estate or for the payment of taxes, charges, assessments or Liens upon the Collateral Trust Estate or the Collateral Account or otherwise as to the maintenance of the Collateral Trust Estate or the Collateral Account, except that in the event that any Collateral Trustee or any co-trustee, agent or sub-agent enters into possession of a part or all of the Collateral Trust Estate or the Collateral Account, such Person shall act as a trustee with respect to the part in its possession.

(b) The Collateral Trustee shall not be required to ascertain or inquire as to the performance by the Grantors of any of the covenants or agreements contained herein, in any other Security Document or any Secured Debt Document.

Section 7.03. Delegation of Duties. The Collateral Trustee may execute any of the trusts or powers hereof and perform any right, power, remedy or duty hereunder either directly or by or through co-trustees, agents, sub-agents or attorneys-in-fact (which shall not include officers and employees of a Grantor or any affiliate of a Grantor). The Collateral Trustee shall be entitled to rely upon advice of reasonably selected counsel and other professionals concerning all matters pertaining to such trusts, powers and duties. The Collateral Trustee shall not be responsible for the negligence or misconduct of any co-trustees, agents, sub-agents or attorneys-in-fact reasonably selected by them in good faith.

Section 7.04. Reliance by Collateral Trustee. (a) Whenever in the administration of the trusts of this Agreement or, pursuant to any other Security Document, the Collateral Trustee shall deem it necessary or desirable that a matter be proved or established for the purpose of the taking, suffering or omitting any action by the Collateral Trustee or any of its co-trustees, agents or sub-agents, unless otherwise provided herein and provided no Default Period then exists, such matter may be deemed to be conclusively proved or established by a certificate of an Authorized Officer of the Company delivered to the Collateral Trustee and each of the Secured Debt Representatives, and such certificate shall constitute a full warranty to the Collateral Trustee or any of its co-trustees, agents or sub-agents for any action taken, suffered or omitted in reliance thereon unless (i) the Collateral Trustee shall have actual knowledge of an inaccuracy therein or (ii) unless otherwise provided herein any Secured Debt Representative shall provide contrary information in writing with respect to such matter within ten (10) Business Days after receipt thereof by such Secured Debt Representative, in which case, unless such Secured Debt Representative and the Company can reach agreement on such issue within a period of ten (10) Business Days, the Collateral Trustee shall appoint, at the expense of the Company, an independent arbitrator (who shall be reasonably acceptable to the Company and the Secured Debt Representatives) to resolve the dispute. If a Default exists, such matter shall be deemed to be conclusively established as directed in an Act of the Guaranteed Debtholders.

(b) The Collateral Trustee and any co-trustee, agent or sub-agent may consult with independent counsel, independent public accountants and other reasonably necessary experts selected by it (excluding counsel to, or any officer or employee of, a Grantor or any affiliate of a Grantor) and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith unless the Collateral Trustee or any co-trustee, agent or sub-agent has actual knowledge of a reason to question the validity or accuracy of such opinion or of any assumptions expressed therein as the basis for such opinion. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of the Collateral Trust Estate or the Collateral Account or any account established pursuant to this Agreement from any court of competent jurisdiction.

(c) The Collateral Trustee and any co-trustee, agent or sub-agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it reasonably believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Trustee and any co-trustee, agent or sub-agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notices, certificates or opinions furnished to the Collateral Trustee that conform to the requirements of this Agreement or any other Security Document.

Section 7.04. Limitations on Duties of the Collateral Trustee. (a) The Collateral Trustee undertakes to perform only the duties expressly set forth herein and in the other Security Documents, and no implied covenant or obligation shall be read into this Agreement or any of the other Security Documents against the Collateral Trustee or any co-trustee, agent or sub-agent. The permissive rights of the Collateral Trustee hereunder shall not be deemed to be obligations of the Collateral Trustee.

(b) The Collateral Trustee and any co-trustee, agent or sub-agent may exercise the rights and powers granted to it by this Agreement and the other Security Documents, but only pursuant to the terms of this Agreement and the other Security Documents and where applicable in accordance with any Act of the Secured Debtholders. Neither the Collateral Trustee nor any co-trustee, agent or sub-agent shall be liable with respect to any action taken or omitted by it in accordance with this Agreement and the Security Documents and in accordance with an Act of Guaranteed Debtholders.

(c) Except as otherwise expressly provided in this Agreement or in any other Security Document, the Collateral Trustee shall not be under any obligation to take any action which is discretionary with the Collateral Trustee under the provisions hereof or under any other Security Document except pursuant to an Act of Guaranteed Debtholders. The Collateral Trustee shall furnish each Secured Debt Representative, each certificate or other paper furnished to the Collateral Trustee by the Grantor, by any Secured Debt Representative, or by any other Person, under or in respect of this Agreement, any other Security Document or any of the Collateral Trust Estate.

(d) The Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Secured Document at the request or direction of an Act of Guaranteed Debtholders pursuant to this Agreement, unless the Collateral Trustee shall have been furnished security or indemnity satisfactory to the Collateral Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction, including indemnity for Environmental Claims.

Section 7.06. Moneys to Be Held in Trust. All moneys received by the Collateral Trustee under or pursuant to any provision of this Agreement or any other Security Document shall be segregated and held in trust for the purposes for which they were paid or are held and the Collateral Trustee shall exercise ordinary care in the handling of any such moneys actually received by it.

Section 7.07. Resignation and Removal of Collateral Trustee. (a) The Collateral Trustee may at any time, by giving 30 days’ prior written notice to the Grantors and the Secured Debt Representatives, resign and be discharged of its responsibilities hereby created, such resignation to become effective upon the appointment of a successor trustee or trustees by the Company with the consent by an Act of Guaranteed Debtholders. The Collateral Trustee may be removed at any time (with or without cause) and a successor trustee or trustees appointed by an Act of Guaranteed Debtholders and, except during a Default Period, the affirmative vote of Company; provided, that the Collateral Trustee shall be entitled to its fees and expenses accrued to the date of resignation or removal. If no successor trustee or trustees shall be appointed and approved within 30 days after the date of the giving of the aforesaid notice of resignation or within 30 days after the date of such vote for removal, the Collateral Trustee shall or the Company or the holders of the Guaranteed Obligations through an Act of Guaranteed Debtholders may, under the respective circumstances described above, apply to any court of competent jurisdiction to appoint a successor trustee or trustees to act until such time, if any, as a successor trustee or trustees shall have been appointed as above provided. Any successor trustee or trustees so appointed by such court shall immediately and without further act be superseded by any successor trustee or trustees approved as above provided.

(b) If at any time the Collateral Trustee shall become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Trustee for any other cause, a successor trustee or trustees shall be promptly appointed as described above, and the powers, duties, authority and title of the predecessor trustee or trustees terminated and cancelled without procuring the resignation of such predecessor trustee or trustees, and without any formality (except as may be required by applicable law) other than appointment and designation of a successor trustee or trustees in writing, duly acknowledged, delivered to the predecessor trustee or trustees and the Grantors, and filed for record in each public office, if any, in which this Agreement is required to be filed.

(c) The appointment and designation referred to above shall, after any required filing, be full evidence of the right and authority of the Collateral Trustee to make the same and of all the facts therein recited, and this Agreement shall vest in such successor trustee or trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor, and upon such filing for record the successor trustee or trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and shall deliver all securities and moneys held by it or them to such successor trustee or trustees. Should any deed, conveyance or other instrument in writing from a Grantor be required by any successor trustee or trustees for more fully and certainly vesting in such successor trustee or trustees the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor trustee or trustees, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor trustee or trustees, be executed, acknowledged and delivered by that Grantor.

(d) Any required filing or recording of the instrument appointing a successor trustee or trustees as hereinabove provided shall be at the expense of the Company. The resignation of any trustee or trustees and the instrument removing any trustee or trustees, together with all other instruments, deeds and conveyances provided for in this Article VII shall, if permitted by applicable law, be forthwith recorded, registered and filed by, and at the expense of, the Company, wherever this Agreement is recorded, registered and filed.

Section 7.08. Status of Collateral Trustee. Every Collateral Trustee initially appointed or appointed pursuant to Section 7.07(a) shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any state thereof or the District of Columbia and having a corporate trust office within a state acceptable to the Company and the Secured Debt Representatives and (b) shall have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms.

Section 7.09. Merger of the Collateral Trustee. Any corporation or association into which the Collateral Trustee may be merged, or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which the Collateral Trustee shall be a party, or to whom substantially all of the Collateral Trustee’s corporate trust business is sold, shall be the Collateral Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

Section 7.10. Collateral Trustee Appointed Attorneys-in-Fact. Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer, employee or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full power and authority in the name of the Grantor or in its own name and in the place and stead of the Grantor, from time to time during a Default Period by direction of an Act of Guaranteed Debtholders, to take any action and to execute any instrument which the same may deem necessary or advisable to accomplish the purposes of this Agreement or any other Security Document, including, without limitation, to receive, endorse and collect all instruments made payable to the Grantor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same in accordance with the terms of the Security Documents. Each Grantor acknowledges and agrees that the foregoing power of attorney is coupled with an interest and may not be revoked or modified except with the consent of the Collateral Trustee or as otherwise provided herein.

Section 7.11. Ordinary Care. The Collateral Trustee and all co-trustees, agents and/or sub-agents for the Collateral Trustee shall be deemed to have exercised ordinary care in the custody and preservation of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which the Collateral Trustee or such co-trustees, agents and/or sub-agents for the Collateral Trustee accord their own property. It is understood and agreed that the Collateral Trustee (and any co-trustee, agent or sub-agent for the Collateral Trustee) shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Trustee (or any such co-trustee, agent or sub-agent) shall have or be deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

Section 7.12. Company Consent for Certain Actions. Notwithstanding the foregoing provisions of this Article VII, while no Default Period exists, without the prior written consent of the Company, which consent shall not be unreasonably withheld, the Collateral Trustee shall not appoint any co-trustees, agents or sub-agents other than the Collateral Trust Agent.

ARTICLE VIII

RELEASE OF COLLATERAL

Section 8.01. Requested Releases of Collateral. Each Grantor may from time to time request in writing the release of the Lien of the Security Documents in respect of all or any portion of the Collateral of that Grantor upon notice to the Collateral Trustee from an Authorized Officer of the Grantor (a “Notice of Release”), which Notice of Release shall be delivered to the Collateral Trustee and each Secured Debt Representative at least ten (10) Business Days prior to the date of the proposed release of such portion of Collateral (unless a shorter period of time is acceptable to the Collateral Trustee and the Secured Debt Representatives) and shall:

(a) specify the portion of Collateral to be so released or if all of the Collateral is to be so released, and the anticipated date for such release,

(b) certify that such release is in compliance with the terms of the Secured Debt Documents and the Guarantee Agreement, that all conditions to such release under the Secured Debt Documents and the Guarantee Agreement have been satisfied or waived or if not, will be satisfied on or before such release, and that either (i) no Default Period exists or (ii) a Default Period exists, but the consent of the Required Guaranteed Debtholders to such release has been received,

(c) certify (i) an attached copy of the Act of Guaranteed Debtholders consenting to such release, (ii) if the certification in clause (b)(ii) above applies, an attached copy of the written consent to such release by the Required Guaranteed Debtholders and (iii) that any conditions to the consent by the Act of Guaranteed Debtholders have been satisfied or waived or if not, will be satisfied on or before to such release, and

(d) specify the period of time within which the Secured Debt Representative must deliver any objection.

If a Notice of Release is received by the Collateral Trustee in accordance with the immediately preceding sentence, then the Lien of the Security Documents in the Collateral specified therein shall automatically, without further action, be released on the date of the proposed release, and the Collateral Trustee shall take action under Section 8.04 with respect thereto; provided, however, that if prior to the date of such release the Collateral Trustee shall have received a notice from or on behalf of any Secured Debt Representative that any of the certifications contained in the Notice of Release were incorrect, such release shall not occur until such notice from such Secured Debt Representative shall have been withdrawn.

Section 8.02. Automatic Releases of Collateral. Upon the occurrence of the following, the Lien of the Security Documents in the applicable Collateral specified below shall automatically, without further action, be released:

(a) With respect to any Collateral that shall be sold, transferred or otherwise disposed of, provided, that such sale, transfer or other disposition does not violate the terms of any Secured Debt Document, upon such sale, transfer or other disposition, the Lien of the Security Documents in such Collateral shall automatically, without further action, be released.

(b) With respect to amounts distributed by the Collateral Trustee from the Collateral Account pursuant to, and in accordance with the provisions of this Agreement, upon such distribution, the Lien of the Security Documents in such amounts shall automatically, without further action, be released.

(c) With respect to any Collateral for which the release of the Lien of the Security Documents is provided for pursuant to a provision of any Security Document (other than this Article VIII), the Lien of the Security Documents on such Collateral shall automatically, without further action, hereunder be released as provided in such provision.

Following any of the foregoing, and receipt by the Collateral Trustee of written certification thereof by the Company, then the Collateral Trustee shall take action under Section 8.04 with respect thereto.

Section 8.03. Release Upon Termination of Collateral Trust. Provided that no Default Period exists, the Lien of the Security Documents in all Collateral shall automatically, without further action, be released if (a) no Guaranteed Debt is outstanding. Following receipt by the Collateral Trustee of written certification thereof by an Authorized Officer of the Company, the Collateral Trustee shall take action under Section 8.04 with respect thereto.

Section 8.04. Procedures for and Effect of Release of Collateral.

(a) For any release of Collateral under Sections 8.01, 8.02 or 8.03 above, on or before the date of the release of Collateral (or if not feasible on or before such date, as promptly thereafter as possible, but in no event to exceed five (5) Business Days thereafter), the Company shall prepare and, at the Company’s written direction, the Collateral Trustee shall execute written releases (including, without limitation, Uniform Commercial Code release statements, mortgage lien releases and, if applicable, instruments of satisfaction, discharge and/or reconveyance) ready for filing or recording as to the Collateral released, and any items of Collateral in the possession of the Collateral Trustee or any sub-agent that are released shall be returned promptly to the appropriate Grantor or as otherwise directed by the Grantor. Any execution and delivery of releases pursuant to this Section 8.04(a) shall be without recourse to or warranty (either express or implied) by the Collateral Trustee, and upon execution and delivery shall be conclusive and binding and may be relied upon by any Person.

(b) Upon the effectiveness of the release of the Collateral pursuant to Section 8.03, and subject to paragraph (c) below, all right, title and interest of the Collateral Trustee and the holders of the Secured Obligations in, to and under the Collateral Trust Estate, the Collateral and the Security Documents shall terminate and shall revert to the appropriate Grantor, and the estate, right, title and interest of the Collateral Trustee therein shall thereupon cease; and in such case, upon the written request of the Company, and at the cost and expense of the Grantor, the Collateral Trustee shall promptly execute and deliver a satisfaction of the Security Documents and such instruments as are necessary or desirable to terminate and remove of record any documents constituting public notice of the Security Documents and the security interests granted thereunder and shall transfer, or cause to be transferred, and shall deliver or cause to be delivered to the appropriate Grantor, all property, including all moneys, instruments and securities of the Grantor then held by the Collateral Trustee. The cancellation and satisfaction of the Security Documents shall be without prejudice to the rights of the Collateral Trustee or any successor trustee or trustees to charge and be reimbursed for any expenditures which they may thereafter incur in connection therewith.

(c) Notwithstanding paragraph (b) above, upon the effectiveness of the release of Collateral pursuant to Section 8.03, any moneys held in any account which has been established at the request of any Secured Debt Representative pursuant to Section 5.02 shall be released only upon receipt by the Collateral Trustee from the applicable Secured Debt Representative of written instructions to do so. If the Collateral Trustee shall not have received an instruction so to release such Collateral, the Collateral Trustee shall not release such Collateral unless and until the applicable Secured Debt Representative or a court of competent jurisdiction so directs the Collateral Trustee.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Amendments, Supplements and Waivers. (a) With the prior written consent of the Collateral Trustee acting at the direction of an Act of Guaranteed Debtholders (except as provided below), the Grantor may, from time to time, enter into written amendments or agreements supplemental hereto or to any other Security Document for the purpose of adding to or waiving any provision of this Agreement or such Security Document, granting any consent required under any other Security Documents or changing any of the terms thereof; provided that

(i) any consent, amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Guaranteed Obligations that were otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving or perfecting the Liens on the Collateral or the rights of the Collateral Trustee therein will become effective when executed and delivered by the Grantor and the Collateral Trustee acting, for such purposes, at the direction of the Grantor (and without the requirement of or direction by an Act of Guaranteed Debtholders);

(ii) no consent, amendment or supplement that (A) reduces, impairs or adversely affects the right of any holder of a Guarantee to share in the proceeds of Collateral as provided in Article V or require that the Liens of the Security Documents be released, will be effective without the additional consent of such holder or (B) amends or otherwise modifies Section 4.01 or the definitions of “Act of Guaranteed Debtholders”, “Default”, “Default Period”, “Equally and Ratably” or “Required Guaranteed Debtholders” set forth in Section 1.01, will be effective without the additional consent of all holders of Guaranteed Obligations;

(iii) no consent, amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative in its individual capacity or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative in its individual capacity will become effective without the additional consent of the Collateral Trustee or such Secured Debt Representative, in its individual capacity;

(iv) no consent, amendment or supplement for the purpose of releasing Collateral will become effective without the consent of the Persons, if any, required to effect a release of such Collateral in accordance with Article VIII at the time of the amendment or supplement; and

(v) the Collateral Trustee need not enter into any consent, amendment or supplement unless it shall have received certification from the Company to the effect that such amendment or supplement will not result in a breach of any Secured Debt Document.

(b) Notwithstanding the provisions of paragraph (a), any consent, amendment or supplement for the following purposes will become effective when executed and delivered by the Grantor and the Collateral Trustee acting, for such purposes, at the direction of the Grantor (and without the requirement of or direction by an Act of Guaranteed Debtholders):

(i) to add to the covenants of the Grantor for the benefit of the holders of the Guaranteed Obligations, or to surrender any right or power herein conferred upon the Grantors; or

(ii) to grant a Lien in favor of the Collateral Trustee as additional security for the Guarantee Agreement on any property or assets.

(c) Amendments and supplements described in Sections [2.06, 8.04 and 8.05] shall become effective as set forth in such Sections.

(d) Any consent, amendment or supplement entered into in accordance with this Section 9.01 shall be binding upon the Grantors, the Secured Debt Representatives, the holders of the Guaranteed Obligations, the holders of Guarantees and the Collateral Trustee and any co-trustees, agents or sub-agents thereof.

Section 9.02. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including any telecopy communications) and shall be sent by mail (by registered or certified mail, return receipt requested), overnight prepaid courier, telecopier or hand delivery:

(a) If to the Grantors, to Microgy Holdings, LLC , 4 Cate Street, Portsmouth, NH 03801, Attention: General Counsel, or at such other address as shall be designated by the Grantors in a written notice to the Collateral Trustee and each Secured Debt Representative;

(b) If to the Collateral Trustee, at 4 Penn Center, Suite 810, 1600 JFK Boulevard, Philadelphia, PA 19103, Attention: Corporate Trust Services Group or at such other address as shall be designated by the Collateral Trustee in a written notice to the Company and each Secured Debt Representative, with an additional courtesy copy to each Secured Debt Representative at the address specified in Section 9.02(c) and to the Company at the address set forth in Section 9.02(a).

(c) If to any Secured Debt Representative, to it at the address specified from time to time in the list provided by the Company to the Collateral Trustee pursuant to Section 2.06 or otherwise with copies to whomever is specified by the Company pursuant to such Section as a Person to whom notice must be sent for such purposes, provided that in the case that no address is known for a Secured Debt Representative, notice shall be given to it in the manner specified by the related Secured Debt Documents, and, in the absence of any such specified means of giving notice, by such notice in the national edition of The Wall Street Journal or as the Collateral Trustee shall determine to be reasonable. For purposes of notice by publication, one notice is sufficient and shall be deemed made on the date of its publication.

All such notices, requests, demands and communications shall be deemed to have been duly given or made, (i) five Business Days after being deposited in the mail, postage prepaid, return receipt requested, if by certified or registered mail, (ii) when delivered, if delivered by hand or overnight courier service, (iii) when receipt is acknowledged, if telecopied; provided, however, that any notice, request, demand or other communication to (1) the Collateral Trustee or (2) any Secured Debt Representative under Section 2.06, 4.01, Article V or Article VIII shall not be effective until received by the Collateral Trustee or such Secured Debt Representative, as the case may be, and, provided, further, that any notice to the Collateral Trustee from a Grantor shall be signed by an Authorized Officer, unless otherwise specifically set forth herein.

Section 9.03. Headings. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

Section 9.04. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.05. Treatment of Payee or Indorsee by Collateral Trustee. (a) The Collateral Trustee may treat the registered holder of any registered note, and the payee or indorsee of any note or debenture which is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

(b) Any person, firm, corporation or other entity which shall be designated as the duly authorized representative of one or more Secured Debt Representatives to act as such in connection with any matters pertaining to this Agreement or any other Security Document or the Collateral shall present to the Collateral Trustee such documents, including, without limitation, opinions of counsel, as the Collateral Trustee may reasonably require, in order to demonstrate to the Collateral Trustee the authority of such person, firm, corporation or other entity to act as the representative of such Secured Debt Representatives.

Section 9.06. Dealings with the Grantors. Upon any application or demand by a Grantor to the Collateral Trustee to take or permit any action under any of the provisions of this Agreement, the Grantor shall (unless otherwise waived by the Collateral Trustee in writing) furnish to the Collateral Trustee a certificate signed by an Authorized Officer of the Grantor stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate need be furnished.

Section 9.07. Claims. This Agreement is made for the benefit of the holders of the Guarantees, but no such holder may enforce its rights as a beneficiary hereunder except pursuant to the express terms and conditions of this Agreement and the other Security Documents.

Section 9.08. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Grantors and the Collateral Trustee (and shall inure to the benefit of the Collateral Trustee on behalf of the holders of the Guarantees and the Guaranteed Obligations) and their respective successors and assigns and nothing herein or in any other Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any other Security Document, the Collateral, the Collateral Account or the Collateral Trust Estate or any part thereof.

Section 9.09. Governing Law. The provisions of this Agreement creating a trust for the benefit of the holders of the Guarantees and setting forth the rights, duties, obligations and responsibilities of the Collateral Trustee hereunder shall be governed by and construed in accordance with the laws of the State of [New York]. In all other respects, including, without limitation, all matters governed by the Uniform Commercial Code, this Agreement shall be governed by and construed in accordance with the laws of the State of [New York], except as otherwise required by mandatory provisions of law.

Section 9.10. Effectiveness. This Agreement shall become effective on the execution and delivery hereof.

Section 9.11. Reexecution of Agreement. This Agreement shall be reexecuted at any time and from time to time, at the request of the Company or an Act of Guaranteed Debtholders, with such changes in the form hereof (including, without limitation, changes on the cover page and adding supplemental signatures and notary statements) as may be reasonably necessary to comply with the filing or recording requirements of any jurisdiction where this Agreement is to be filed.

Section 9.12. Effect on Secured Debt Documents. Nothing in this Agreement shall operate or be deemed to prevent any amendment, modification or waiver of any of the Secured Debt Documents by the parties thereto in accordance with the terms thereof.

Section 9.13. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 9.14. Requests for Information. The Collateral Trustee shall provide such information regarding the Collateral Trust Estate, the Collateral Account or any Secured Debt Document as shall be reasonably requested by the Company, any Secured Debt Representative or any holder of any Guaranteed Obligation through its Secured Debt Representative.

Section 9.15. Guaranteed Obligations. The Company hereby represents and warrants that Schedule 1 hereto (as the same may be revised in accordance with the terms hereof) is a true and complete list of all Guaranteed Obligations as of the date on such Schedule 1.

BY AGREEING TO THIS SECTION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE. THE COMPANY AND THE SUBISDIARY GUARANTORS WAIVE TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING TO WHICH ANY OF THEM MAY BE A PARTY ARISING OUT OF ANY INDEBTEDNESS OR ANY GUARANTEED OBLIGATION. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION AR PROCEEDING, INCLUDING CLIAMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTEE AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE AND NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL AND THAT IT HAS HAD THE OPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be duly executed as of the day and year first above written.

GRANTORS:

MICROGY HOLDINGS, LLC

By:	/s/ John F. O’Neill
Name:	John F. O’Neill
Title:	Vice President and Treasurer

Collateral Trust Agreement

SUBSIDIARY GUARANTORS:

MST PRODUCTION LTD., as Guarantor

By:	/s/ John F. O’Neill
Name:	John F. O’Neill
Title:	Vice President and Treasurer

MST GP, LLC., as Guarantor

By:	/s/ John F. O’Neill
Name:	John F. O’Neill
Title:	Vice President and Treasurer

MST ESTATES, as Guarantor

By:	/s/ John F. O’Neill
Name:	John F. O’Neill
Title:	Vice President and Treasurer

RIO LECHE ESTATES, L.L.C., as Guarantor

By:	/s/ John F. O’Neill
Name:	John F. O’Neill
Title:	Vice President and Treasurer

MISSION BIOGAS, L.L.C., as Guarantor

By:	/s/ John F. O’Neill
Name:	John F. O’Neill
Title:	Vice President and Treasurer

HEREFORD BIOGAS, L.L.C., as Guarantor

By:	/s/ John F. O’Neill
Name:	John F. O’Neill
Title:	Vice President and Treasurer

Collateral Trust Agreement

COLLATERAL TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Trustee

By:	/s/ Marvin Kierstead
Name:	Marvin Kierstead
Title:	Vice President

Collateral Trust Agreement

ACKNOWLEDGED AND AGREED ON
THE DATE HEREOF BY:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Series 2006 Bond Trustee

By:	/s/ Marvin Kierstead
Name:	Marvin Kierstead
Title:	Vice President

Collateral Trust Agreement